UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 21, 2008
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines	98-0467478
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)

63 (2) 916 5670
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(d) On December 21, 2008, eTelecare Global Solutions, Inc. (“eTelecare”) announced its intention to delist its American Depositary Shares (“ADSs”) from The Nasdaq Global Market (“Nasdaq”) and its common shares, par value PhP 2.00 per share (the “Common Shares” and together with the ADSs, the “Shares”) from the Philippine Stock Exhcnage, Inc. (“PSE”) in connection with the recent closing of the tender offer for eTelecare’s outstanding Shares by EGS Acquisition Corp. (the “Purchaser”), an affiliate of Providence Equity Partners (“Providence”) and Ayala Corporation (“Ayala”).
On December 11, 2008, the Purchaser announced the completion of the tender offer. As of the expiration of the offer, approximately 18,898,255 Common Shares and approximately 10,387,391 ADSs were validly tendered in the offer, which together represent a total of approximately 98.7% of the outstanding Shares. The Purchaser has funded the payment for all validly tendered Shares at the offer price of $9.00 per Share, in cash, without interest thereon and less any required taxes or costs required to be deducted or withheld in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers’ commissions and other fees customarily for the account of a seller in connection with the “crossing” of the Common Shares on the PSE. As a result of the tender offer, eTelecare believes it no longer has 400 round lot holders.
In accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq, eTelecare intends to file a notification of removal from listing on Nasdaq on Form 25 with the SEC on or about January 2, 2009 and the trading of the Company’s ADSs on Nasdaq will be suspended on that date. The withdrawal of the ADSs from listing on Nasdaq will become effective 10 days after the filing of the notice on Form 25 with the SEC. eTelecare has not arranged for the listing or quotation of its securities on another U.S. securities exchange or for quotation of its securities on any other quotation medium in the United States.
The Company believes that, as a result of the completion of the tender offer, it meets the delisting standards of the Philippines Stock Exchange.  The Company intends to voluntarily delist from the Philippines Stock Exchange following the delisting of its ADSs from the Nasdaq and the termination of its registration and reporting obligations under the Securities Exchange Act of 1984 (the “Exchange Act”).
Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On December 21, 2008, Rafael LL. Reyes, John-Paul Ho and Gary Fernandes each resigned as a director of eTelecare.
(d) On December 21, 2008, Julie Richardson, R. Davis Noell and Ginaflor C. Oris were appointed as directors of eTelecare by eTelecare’s remaining directors, in accordance with eTelecare’s bylaws, to fill the vacancies created by the resignations of the directors described above until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal. As a consequence of the foregoing, Julie Richarson, R. Davis Noell, Alfredo I. Ayala, Ginaflor C. Oris, John R. Harris, Jamie G. del Rosario and Richard N. Hamlin are the current directors of eTelecare. Messrs. del Rosario and Hamlin will continue as independent directors of eTelecare in compliance with Nasdaq Marketplace Rule 4350 and Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the following board committee appointments were approved: Audit Committee — R.Davis Noell and Ginaflor C. Oris, as non-voting members of the committee in addition to continuing independent committee members, Jamie G. del Rosario and Richard N. Hamlin; Compensation Committee – Alfredo I. Ayala, R. Davis Noell and Richard Hamlin; and Nominating and Corporate Governance Committee – Alfredo I. Ayala, R. Davis Noell and Jaime del Rosario..
The director resignations and appointments noted above were made pursuant to that certain Acquisition Agreement by and between eTelecare and EGS Acquisition Co LLC. (“EGS”), an entity jointly owned by affiliates of Providence and Ayala, dated as of September 19, 2008, as amended (the “Acquisition

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Agreement”). The Acquisition Agreement provides, in part, that promptly upon the acceptance for payment of, and the payment by EGS for, at least 66.67% of the total number of outstanding Shares tendered and not withdrawn pursuant to a tender offer made in accordance with the terms of the Acquisition Agreement, EGS will be entitled to designate such number of directors as will give EGS, subject to compliance with Section 14(f) of the Exchange Act, representation equal to at least that number of directors, rounded up to the next whole number, which is the product of (1) the total number of directors (giving effect to any increase in the number of members of the Board as a result of the appointment of EGS’ designees) multiplied by (2) the percentage that (A) such aggregate number of Shares beneficially owned by EGS or its affiliates bears to (B) the total number of Shares then outstanding (including all Shares that are accepted for payment pursuant to the Offer, but excluding any shares held by eTelecare and its subsidiaries).
On December 8, 2008, EGS assigned all of its rights and interests in the tender offer to the Purchaser. The Purchaser designated Julie Richardson, Managing Director of Providence, R. Davis Noell, Vice President of Providence, and Ginaflor C. Oris, Chief Financial Officer of AC Capital, an affiliate of Ayala, to be appointed to the Board of Directors of eTelecare pursuant to the terms of the Acquisition Agreement. Alfredo I. Ayala, Managing Director of Ayala and a current director of eTelecare, is also a designee of the Purchaser. Ms. Richardson serves as the Manager and Co-President of the Purchaser, Mr. Noell serves as the Vice President of the Purchaser and Ms. Oris serves as the Vice President of the Purchaser. Alfredo I. Ayala, a current director of eTelecare, is also a designee of the Purchaser and serves as the Manager and Co-President of the Purchaser.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: December 22, 2008	By:	/s/ Dave M. Gomez
Dave M. Gomez
Chief Legal Officer